Exhibit 3.3

Corporation Section                                             Roger Williams
P.Q.Box 13697                        [SEAL]                   Secretary of State
Austin, TX, 78711-3697



                        Office of the Secretary of State
                              CERTIFICATE OF MERGER
        The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of


                                  BTHC VI, LLC
                    Domestic Limited Liability Company (LLC)
                            [Fi1ing Number 706389722]

                                      Into

                                  BTHC VI, INC.
                          Foreign Business Corporation
                                  Delaware, USA
               [Entity not of Record, Filing Number Not Available]


have been filed in this office as of the date of this certificate.


Accordingly, the undersigned. as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issue; this certificate of merger.


Dated: 4/11/2006


Effective: 4/11/2006                            /s/ Roger Williams

[SEAL]                                          Roger Williams

                                                Secretary of State

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                           April 11, 2006
                                                        Corporations Section

                                                                     Exhibit 3.3

                               ARTICLES OF MERGER
                                       of
                                  BTHC VI, LLC,
                        A Texas limited liability company

                                      INTO

                                 BTHC VI, INC.,
                             A Delaware corporation


         The following Articles of Merger are hereby certified by the undersigned in accordance with the provisions of the Texas Limited Liability Company Act (the "TLLCA") and the Delaware General Corporation Law (the "DGCL"):

1. An Agreement and Plan of Merger has been adopted in accordance with the TLLCA and the DGCL providing for the merger of BTHC VI, LLC, a Texas limited liability company, with an into BTHC, VI, Inc., a Delaware corporation (the "Surviving Corporation"), the latter which will be the sole surviving entity of this merger (the "Merger"). The two foregoing entities are the only parties to the merger.

2. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 12890 Hilltop Road, Argyle, Texas 76226. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on written request and without cost to any member of BTHC VI, LLC or stockholder of BTHC VI, Inc.

3. The Plan of Merger was authorized by all action required by the laws under which each party thereto was formed and by each party's governing documents.

4. The Surviving Corporation hereby assumes reponsibility for the payment of all fees and franchise taxes of the merged entities and will be obligated to pay such fees and franchise taxes.

5. The Merger will be effective upon the acceptance for filing of (a) these Articles of Merger with the Secretary of State of Texas and (b) a Certificate of Merger with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of the 10th day of April, 2006.



                                 BTHC VI, LLC, a Texas limited liability company


                                 By: /s/ Timothy P. Halter
                                    --------------------------------------------
                                    Timothy P. Halter, President

                                 BTHC VI, INC., a Delaware corporation

                                 By: /s/ Timothy P. Halter
                                    --------------------------------------------
                                    Timothy P. Halter, President